UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Equillium, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38692	82-1554746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa
Suite 105
La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 240-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2026, Equillium, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 1, 2026, the record date for the Annual Meeting (the “Record Date”), 63,226,556 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 54,287,329 shares of the Company’s common stock were present at the Annual Meeting or represented by proxy, which represents approximately 85.86% of the shares of the Company’s common stock outstanding as of the Record Date.

Proposal 1. Election of directors.

The Company’s stockholders elected the two persons listed below as Class II directors, each to serve until the Company’s 2029 Annual Meeting of Stockholders and until their respective successor has been duly elected and qualified, or until their earlier death, resignation or removal. Former director Peter Colabuono was not renominated as a director and his term ended at the Annual Meeting. In connection with the expiration of Mr. Colabuono’s term, the Company reduced the size of the Board of Directors from seven directors to six directors. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Charles McDermott	36,072,238	10,018,889	8,196,202
Bruce Steel	45,955,052	136,075	8,196,202

Proposal 2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-20, inclusive, with such ratio to be determined in the discretion of the Company’s Board of Directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s Board of Directors in its sole discretion. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,697,618	1,559,976	29,735	0

Proposal 3. Ratification of the appointment of the independent registered public accounting firm.

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,274,675	5,234	7,420	0

Proposal 4. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation.

The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 to 400,000,000 shares. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,687,545	11,570,307	29,477	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, dated May 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUILLIUM, INC.

Date: May 29, 2026	By:	/s/ Bruce D. Steel
Bruce D. Steel
Chief Executive Officer